EXHIBIT 10.5

ASSIGNMENT

AND

CONTRIBUTION AGREEMENT

This Assignment and Contribution Agreement (this “Assignment”) is dated as of January 1, 2015 (the “Effective Date”), by and among Gaiam, Inc., a Colorado corporation (“Assignor”), Gaia, Inc., a Colorado corporation (“Assignee”), and Boulder Road LLC, a Colorado limited liability company (the “Company). Assignor, Assignee, and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Assignor owns 100% of the membership interests of the Company (the “Membership Interest”), and 100% of the shares of stock of Assignee.

B. Assignor desires to restructure the ownership of the Company so that the Company is owned 100% by Assignee.

C. The Company owns certain commercial real property located at 833 West South Boulder Road, Louisville, Colorado 80027 (the “Real Estate”).

D. Subject to the terms and conditions set forth in this Agreement, in order to consummate such restructuring, Assignor desires to contribute all of the Membership Interests as a contribution to the capital of Assignee.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Contribution of the Membership Interests. Concurrently with the execution and delivery of this Agreement, Assignor hereby contributes and transfers to Assignee all of Assignor’s right, title and interest in and to the Membership Interests (including, without limitation, Assignor’s entire 100% share of: (a) all the Company’s profits, losses, distributions, credits, income, gain, loss and deduction (or items thereof); (b) any and all rights to appreciation in the Company’s assets; (c) all interest in the Company’s capital, including, but not limited to, all rights of Assignor to be repaid its contributions of money or other property to the Company, whether made at the formation of the Company or subsequent thereto), and Assignee hereby accepts the contribution of such Membership Interests (including all of the right, title, power, interest, obligations and responsibilities associated therewith).

2. Characterization of Assignment. The assignment and contribution described in Section 1 shall be characterized, for federal and state income tax purposes, as (i) a contribution of capital by Assignor to Assignee under Section 118(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a transfer of property to Assignee in exchange solely for common stock constituting control of Assignee under Section 351 of the Code.

3. Execution of the Company’s Operating Agreement. Concurrently with the execution and delivery of this Agreement, Assignee shall enter into an Operating Agreement of the Company in substantially the form attached hereto as Exhibit A (the “Company Operating Agreement”).

4. Sale of Real Estate. In consideration for the contribution and assignment set forth in Section 1, upon the earlier to occur of (a) a sale of all or substantially all of the Real Estate, to any Person (as defined herein) other than Assignor, Assignee, or any of their respective Affiliates (as defined herein), or (b) a sale of all or substantially all of the ownership interests of Boulder Road LLC, a Colorado limited liability company, to any Person other than Assignor, Assignee, or any of their respective Affiliates (as defined herein) (the “Sale”), the Assignee hereby agrees to pay to Assignor (i) 100% of the first five millions dollars ($5,000,000.00) of proceeds received in excess of twelve million dollars and no cents ($12,000,000), (ii) plus 50% of the proceeds above seventeen million dollars and no cents ($17,000,000), if any, from a Sale up to a maximum of ten million dollars and no cents ($10,000,000.00). For the avoidance of doubt, no payments will be due to Assignor unless a Sale occurs with proceeds in excess of twelve million dollars and no cents ($12,000,000):

(i) an “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The term “control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person; and

(ii) a “Person” means any individual and any firm, corporation, partnership, limited liability company, professional association, trust, joint venture, unincorporated organization, governmental instrumentality, entity or body (including any subdivision thereof) or other entity.

5. Representations and Warranties.

(a) The Company. The Company hereby represents and warrants that:

(i) The Company has all requisite limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary limited liability company action by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the Company’s valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies; and

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(ii) Upon the consummation of the transactions contemplated by this Agreement, the Company will be a wholly-owned subsidiary of Assignee.

(b) Assignee. Assignee hereby represents and warrants that:

(i) Assignee has all requisite limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Assignee of its obligations hereunder have been duly authorized by all necessary limited liability company action by Assignee. This Agreement has been duly executed and delivered by Assignee and constitutes Assignee’s valid and binding obligation, enforceable against Assignee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies; and

(ii) Upon the consummation of the transactions contemplated by this Agreement, the Company will be a wholly-owned subsidiary of Assignee.

(c) Assignor. Assignor hereby represents and warrants that:

(i) Assignor has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the performance by Assignor of its obligations hereunder and thereunder have been duly authorized by all necessary action by Assignor. This Agreement has been duly executed and delivered by Assignor and constitute Assignor’s valid and binding obligation, enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies; and

(ii) Immediately prior to the Effective Date, Assignor was the sole member of the Company and the exclusive owner of the Membership Interest, free and clear of any Liens. Assignor has the right to contribute the Membership Interest to Assignee free and clear of any mortgages, liens, pledges, charges, security interests or other encumbrances of any kind or other limitations or restrictions with respect thereto, including, without limitation, any restriction on voting, transfer or other disposition thereof, subject to the terms of this Agreement and to general restrictions on transfer imposed by federal and state securities laws.

6. Consents; Further Assurances. Each Party hereby consents to the taking of the action set forth in and contemplated by this Agreement. Each Party shall execute and deliver such other agreements, documents, instruments, or consents as may be necessary to effectuate the transactions contemplated by this Agreement.

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7. Miscellaneous.

(a) Entire Agreement; Amendment; Waiver. This Agreement embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof. This Agreement may be amended, altered, supplemented or otherwise modified only by written consent of all of the Parties hereto. No waiver or any provision hereof shall be binding unless it is in writing and signed by each of the Parties.

(b) Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to, nor shall it, confer upon any other person any rights or remedies.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without giving effect to its conflict of law principles.

(d) Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

(e) Recitals. The “Recitals” set forth in this Agreement are hereby incorporated into and made part of this Agreement.

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IN WITNESS WHEREOF, this Assignment and Contribution Agreement has been made effective as of the Effective Date.

ASSIGNOR:

GAIAM, INC., a Colorado corporation

By:	/s/ John R. Jackson
Name:	John R. Jackson
Title:	Vice President / General Counsel

ASSIGNEE:

GAIA, INC., a Colorado corporation

By:	/s/ Paul Tarell Jr.
Name:	Paul Tarell Jr.
Title:	Chief Financial Officer

COMPANY:

BOULDER ROAD LLC, a Colorado limited liability company

By:	/s/ Paul Tarell Jr.
Name:	Paul Tarell Jr.
Title:	Manager

EXHIBIT A

COMPANY AGREEMENT

[attached]

OPERATING AGREEMENT

OF

BOULDER ROAD LLC

THIS OPERATING AGREEMENT (this “Agreement”) of BOULDER ROAD LLC, a Colorado limited liability company (the “Company”) is entered into by Gaia, Inc., a Colorado corporation, its sole member and manager (“Gaia” or the “Member”).

WHEREAS, the Company was originally formed on December 28, 2007, by Gaiam, Inc., a Colorado corporation (the “Original Member”), by filing articles of organization with the Secretary of State of Colorado, pursuant to and in accordance with the Colorado Limited Liability Company Act (C.R.S. § 7-80-101 et. seq.), as amended from time to time (the “Act”); and

WHEREAS, pursuant to that certain Assignment and Contribution Agreement, dated as of the date of this Agreement, the Original Member has transferred 100% of the membership interests of the Company to Gaia.

NOW, THEREFORE, the Member, intending to be legally bound, hereby agrees as follows:

1. Name. The name of the limited liability company is Boulder Road LLC.

2. Purpose. The Company is organized and operated for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Perpetual Duration. The Company’s duration shall be perpetual.

4. Management. Gaia is hereby designated the Manager of the Company. Gaia’s address is 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Jirka Rysavy and Paul Tarell, Jr. The Manager may be replaced by the Member upon written notice to the Manager.

5. Powers. The business and affairs of the Company shall be managed by the Manager. The Manager shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company including all powers, statutory or otherwise, possessed by members under the laws of the State of Colorado. Only the Manager is hereby authorized, empowered and directed in the name and on behalf of the Company to approve, execute and deliver any and all agreements, certificates or any other documents on behalf of the Company.

6. Sole Member; Contributions. On the date of this Agreement, the Member shall be admitted to the Company and credited with having contributed to the capital of the Company the amount set forth on Schedule A. The Member shall not be required to make any additional contribution to the capital of the Company.

7. Admission of New Members. New members shall be admitted to the Company only after obtaining the prior written consent of the Member and execution and delivery of such instruments in form and substance satisfactory to the Manager, as the Manager may deem necessary or desirable. On the admission of a new member, the Company shall be taxable as a partnership and the members shall amend this Agreement to comply with the provisions of Subchapter K of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

8. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager.

9. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

10. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Colorado.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 1st day of January, 2015.

MEMBER:

GAIA, INC., a Colorado corporation

By:	/s/ Paul Tarell Jr.
Name:	Paul Tarell Jr.
Title:	Chief Financial Officer

SCHEDULE A

Member	Capital Contribution	Membership Percentage
Gaia, Inc. 833 West South Boulder Road, Louisville, Colorado 80027 Attention Paul Tarell, Jr.	***	100%

*** Capital Contribution equals the amount set forth in the Company’s accounting records as of January 1, 2015.

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